EXHIBIT 99.1

Date December 18, 2008, immediate release

Press Release

SOURCE: Uni-Pixel, Inc.

UniPixel’s TMOS Display Receives Electronic Design Magazine’s

‘Best Electronic Design 2008’ AWARD

The Woodlands, TX (December 18, 2008) — Uni-Pixel, Inc. (OTCBB: UNXL), the developer of color display technology called Time Multiplexed Optical Shutter (“TMOS”), today announced that its TMOS display technology was awarded the “Best Electronic Design 2008” in the Best Optical Shutter Technology category by Electronic Design Magazine.

Each year, Electronic Design’s editorial staff reviews the field of potential award candidates based on the hundreds of briefings and product demonstrations they participate in throughout the course of the year. The ‘Best Electronic Design’ awards highlight the technologies most significant to advancing electronic design and honors some of the outstanding end-product designs produced in the last year. Looking at the key technologies covered in the magazine’s pages and online during the year together with reader feedback, the technical editors chose the products and solutions they feel had the greatest impact on design this year.

“We are pleased to recognize UniPixel’s TMOS display technology as one of our Best Electronic Design 2008 award winners. TMOS provides a cutting-edge display alternative to other flat panel technologies available today, providing significant performance improvements, while reducing cost and increasing margins for panel producers,” said Joe Desposito, Editor-in-Chief of Electronic Design magazine.

“Electronic Design’s award for our TMOS technology signals the growing awareness of UniPixel’s advanced display technology and its advantages over existing alternatives, such as lower cost of production, superior brightness, improved picture quality, lower power consumption and a broad range of design flexibility. We are honored to have been selected out of hundreds of other technologies for this award,” noted Reed Killion, UniPixel’s President and CEO.

UniPixel’s TMOS display technology provides current LCD panel manufacturers an alternative to transition to production of better systems while achieving more efficient production operations.  TMOS display panels have the potential to be used in a variety of applications ranging from cell phones and industrial displays to televisions and large digital signage systems with brighter output at lower power consumption.  These TMOS performance advantages over current LCD display alternatives provide UniPixel’s partners with the opportunity to improve the performance of their systems while reducing the manufacturing cost of their products using their existing production facilities.

For a complete list of Electronic Design’s award winners, go to www.electronicdesign.com/go/best2008

About Uni-Pixel, Inc.

Uni-Pixel, Inc. has developed, patented, and is working to commercialize a new color display technology it calls Time Multiplexed Optical Shutter (“TMOS”), which can be used for a wide variety of applications, ranging from cell phones and industrial displays to televisions and large digital signage systems.  UniPixel’s TMOS technology offers significant advantages over existing alternatives including lower cost to produce, superior brightness, improved picture quality, lower power consumption and a broad range of design flexibility. UniPixel licenses its TMOS technology to manufacturing partners and intends to supply its Opcuity™ thin films to those manufacturers.   The Company’s corporate headquarters are located in The Woodlands, TX. For further information, please see http://www.unipixel.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:  All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1 “Risk Factors” in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, as well as other public filings with the SEC since such date.

For further information contact:

Uni-Pixel, Inc. Investor Relations:

James Tassone, CFO

Phone: 281-825-4503

Email: jtassone@unipixel.com

Laura Guerrant-Oiye

Principal

Guerrant Associates

Phone: 808-882-1467

Email: lguerrant@guerrantir.com

Uni-Pixel Inc. Public Relations:

Stacey Voorhees

Public Relations Consultant

Phone: 925-336-9592

E-mail: stacey@savvypublicrelations.net